Exhibit 99.1
KIMBALL ELECTRONICS ACQUIRES EUROPEAN-BASED MEDICAL CDMO,
HELVOET POLYMER TECHNOLOGIES B.V.
•Helvoet is an advanced medical CDMO specializing in highly automated micro-molding and precision injection molding for microfluidics, diagnostics, and drug delivery applications

•Acquisition establishes a global medical CMO platform by expanding the Kimball manufacturing footprint in Europe while adding production facilities in India

•Transaction is expected to be accretive to fiscal 2027 adjusted earnings, increasing sales in the Kimball medical vertical in the low double-digit range

•Helvoet customer base includes blue-chip medical companies complementary to the Kimball portfolio, creating opportunities for expanded program wins and possible vertical integration

•Kimball manufacturing facility in Indianapolis positions the combined business to capture near-term U.S. demand from existing Helvoet customers

•Management to host a conference call and webcast on Wednesday, July 1st at 9:00 AM ET

JASPER, Ind.--(BUSINESS WIRE)-- Kimball Electronics, Inc. (Nasdaq: KE) today announced the Company acquired Helvoet Polymer Technologies B.V. (“Helvoet”), a Contract Development and Manufacturing Organization (CDMO), based in Europe and with operations in India focused on microfluidics, diagnostics, and drug delivery.

The transaction was valued at a purchase price of €90 million (excluding working capital, other customary adjustments, and acquisition-related costs), or approximately $103 million, representing approximately 9x estimated adjusted EBITDA for Helvoet in calendar 2026. Kimball funded the acquisition through a combination of cash and available borrowing capacity on existing lines of credit. Pro forma leverage following the close remains consistent with the capital allocation priorities of Kimball.

Commenting on today’s announcement, Richard D. Phillips, Chief Executive Officer of Kimball Electronics, stated, “Helvoet is exactly the type of acquisition we’ve been building toward, a highly specialized medical CDMO with comprehensive capabilities in microfluidics, diagnostics, and drug delivery, serving blue-chip customers in the fastest-growing segments of healthcare. The acquisition is central to our strategy of establishing Kimball as a true global medical CMO platform with a strengthened presence in Europe, access to the India market, and a clear path for accelerating growth in the U.S. by leveraging our new manufacturing facility in Indianapolis.”

Mr. Phillips continued, “Today’s announcement is another meaningful step in our journey to expand our CMO capabilities and strategically position the Company with an increased presence and penetration in the medical industry. Over the past three years, we have made deliberate decisions that involved divesting non-core assets, streamlining our network, and strengthening the balance sheet. We are now leveraging that strength with the acquisition of a high-quality business at an attractive valuation. Helvoet has a talented team with strong leadership, and we’re excited to partner together and unlock synergies of the combined business. We believe this will create meaningful long-term value for our shareholders.”

Mr. Phillips and other members of the Kimball management team will be hosting a conference call and webcast on Wednesday, July 1, 2026, at 9:00 AM ET, to provide additional information on the acquisition and answer questions related to the transaction.

Based in the Netherlands, Helvoet was founded in 1939 and most recently operated as a wholly-owned subsidiary of Hydratec Industries N.V., with manufacturing facilities in Tilburg, Netherlands, and Pune, India. In calendar 2025, revenue totaled approximately $56 million with an EBITDA margin rate in the mid-teens. Over 70% of revenue was from medical customers and the balance derived from other end markets that deliver strong margins and support continued reinvestment in the medical business.

Eveline Hogenkamp, Chief Executive Officer of Helvoet, added: “Helvoet has spent decades building something genuinely differentiated — design and engineering savvy, robust materials expertise, highly automated precision manufacturing, and long-term relationships with some of the world’s leading medical companies. Finding the right partner to take this business to the next level was critical, and in Kimball we found just that. Their Indianapolis facility, customer relationships, and operational capabilities are precisely what we need to scale our U.S. presence and win larger, more complex programs. The strategic fit is as strong as any I’ve seen — complementary capabilities, shared values around engineering excellence and quality, and a clear vision for where this business can go. I couldn’t be more excited about what we’re going to build together.”

Helvoet will continue to be led by its current leadership team, including CEO Hogenkamp, who will remain a key driver of the business going forward.

MP Corporate Finance served as the lead financial advisor to Helvoet, and Roth Capital Partners served as the exclusive financial advisor to Kimball Electronics.

Additional information on the acquisition is available in the Kimball Electronics Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Conference Call / Webcast

Date:	Wednesday, July 1, 2026

Time:	9:00 AM Eastern Time

Live Webcast:	investors.kimballelectronics.com/events-and-presentations/events

Dial-in #:	877-407-8293 (or 201-689-8349)

For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

About Kimball Electronics, Inc.
Kimball Electronics is a global, multifaceted manufacturer offering Electronics Manufacturing Services (EMS) and Contract Manufacturing Organization (CMO) solutions to customers around the world. From our operations in the United States, China, Mexico, Poland, Romania, and Thailand, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit www.kimballelectronics.com.

About Helvoet Polymer Technologies B.V.
Helvoet is a Contract Development and Manufacturing Organization (CDMO) for high-performance components in polymers and elastomers used in critical applications across health tech, food tech, new energy and mobility. They co-develop, manufacture and assemble precision components that meet the demands of regulated and high-performance environments. With approximately 85 years of experience, Helvoet combines deep materials expertise, in-house tooling and scalable production capacity to help customers move from concept to validated production with confidence.

Forward Looking Statements
Certain statements contained within this release are considered forward-looking, including our guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as war, global health emergencies, availability or cost of raw materials and components, tariffs and other trade barriers, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2025.

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